Exhibit 99.1

FOR IMMEDIATE RELEASE

flyExclusive Completes Strategic Aviation Asset Acquisition, Accelerating Fleet Growth, Customer Expansion and Capital Flexibility

Transaction Adds Customers, Aircraft, Future Fleet Positions, Marketable Securities and Growth Capital While Continuing Company's Strong Strategic Momentum

KINSTON, N.C. – July 14, 2026 – flyExclusive, Inc. (NYSE American: FLYX), one of the nation's leading providers of premium private aviation, today announced the successful completion of its previously announced acquisition of the aviation assets of Jet.AI.

The transaction adds a diversified portfolio of strategic assets that further strengthens flyExclusive's operating platform and supports the Company's disciplined strategy of expanding its fleet, growing its customer base and deploying capital into opportunities to create long-term shareholder value.

The acquisition includes:

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Jet.AI’s Jet Card members expected to generate additional flying activity across the flyExclusive platform.
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Two (2) HondaJet aircraft and a Citation CJ4 aircraft.
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Approximately $4.1 million securing three (3) future Citation CJ3 delivery positions scheduled for 2027, supporting continued expansion of flyExclusive's industry-leading light jet fleet.
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Approximately $6.1 million of securities, consisting of an indirect ownership, through a special purpose vehicle, of publicly traded Space Exploration Technologies Corp. (NASDAQ: SPCX) shares.
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Approximately $5.3 million of cash to support continued investment in accretive fleet growth.

"This acquisition reflects exactly how we've been building flyExclusive," said Jim Segrave, Founder and Chief Executive Officer. "We're not simply adding assets. We're adding customers who can immediately utilize our platform, aircraft that strengthen our fleet, future delivery positions that support our long-term growth, and financial assets to accelerate our growth and that increase our flexibility. Every strategic decision we make is focused on creating long-term value for our shareholders."

Unlike a traditional acquisition focused primarily on operating assets, the transaction delivers a complementary portfolio of aviation and financial assets designed to provide both immediate operating benefits and long-term strategic flexibility.

Building on Strong Momentum

The acquisition represents another milestone in flyExclusive's ongoing strategy to strengthen its competitive position through disciplined execution and thoughtful capital allocation.

Over the past year, the Company has continued to build momentum across multiple strategic initiatives, including:

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Expanding one of the industry's largest owned and operated light jet fleets.
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Growing its Challenger fleet to meet increasing demand for midsize and super-midsize aircraft.
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Becoming an authorized Starlink Aviation dealer, enabling customers to access next-generation in-flight connectivity while expanding the Company's aviation technology capabilities.
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Continuing to invest in proprietary technology, maintenance infrastructure and operational capabilities designed to support scalable growth.

"We continue to execute against a clear strategy," Segrave continued. "Our focus remains on growing the fleet, expanding our customer base, strengthening our balance sheet and investing in the capabilities that differentiate flyExclusive. This acquisition advances each of those priorities."

Strategic Assets That Support Long-Term Growth

Among the most valuable aviation assets acquired are future Citation CJ3 delivery positions.

"In today's aircraft market, delivery positions are strategic assets in their own right," said Brad Garner, Chief Financial Officer. "Securing future production slots provides visibility into fleet expansion and supports our ability to continue growing one of the strongest light jet fleets in private aviation."

The transaction consideration also includes indirect ownership, held through a special purpose vehicle, of SPCX shares. The SPV’s direct interest is subject to pre-IPO lock-up restriction releasing on a staggered schedule until December 2026. flyExclusive intends to monetize the direct or indirect position in an orderly manner, converting them to cash to fund fleet growth and operating initiatives.

"The consideration included a diverse portfolio of strategic financial assets," Garner added, "that increases our capital allocation flexibility. We will continue to maintain discipline in redeploying the consideration into the business – whether it’s fleet growth, debt reduction, or other strategic operational initiatives. We evaluate every asset we receive in a transaction the same way: by its contribution to driving long-term shareholder value."

Following the closing, flyExclusive expects to immediately begin integrating the acquired customers and aircraft into its operations while evaluating the most attractive deployment of the acquired financial assets and growth capital.

"We view this transaction through the lens of capital allocation," Garner concluded. "Every asset acquired must earn its place by contributing to long-term shareholder value. The Jet.AI fleet and the aircraft delivery positions strengthen our fleet directly. The marketable securities provide flexibility for cash conversion and redeployment by exercising the same discipline we apply to every capital decision. Whether through additional flying activity, future fleet growth or financial flexibility, we believe this transaction positions flyExclusive to continue executing and compounding value for shareholders."

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks associated with an indirect ownership interest in SPCX, whose price has been and likely will continue to be volatile; the ability for the Company to successfully hedge or liquidate its indirect ownership of SPCX until the expiration of the lock-up; ; demand for fractional aircraft ownership shares; the pace of additional aircraft acquisitions; the Company’s ability to attract and retain fractional customers; potential volatility of the Company’s stock price; the ability of the Company to maintain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to timely file its required annual and quarterly reports with the SEC; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; the outcome of any legal proceedings; changes in the competitive and highly regulated industries in which the Company operates; and the risk of downturns due to general economic or political uncertainties in the highly competitive aviation industry.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of flyExclusive's Annual Report on Form 10-K for the year ended December 31, 2025, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.